Exhibit 99.1

Omeros Announces $16.2 Million Registered Direct Offering of Common Stock

Seattle, WA – May 9, 2013 – Omeros Corporation (NASDAQ: OMER) today announced that it has agreed to sell 3,903,004 shares of its common stock at a price of $4.14 per share, a two percent premium over the closing price on May 8, 2013, for gross proceeds of $16.2 million. The shares were offered and are expected to be sold to RA Capital Management and other investors in a registered direct offering conducted without an underwriter or placement agent. The net proceeds from the offering, after deducting estimated offering expenses, will be approximately $16.1 million. The offering is expected to close on or about May 14, 2013.

Omeros intends to use the net proceeds of the offering for general corporate purposes, including expenses related to the potential commercialization of OMS302 for intraocular lens replacement, as well as for research and development expenses, such as funding planned clinical trials for its OMS103HP, PDE10, MASP-2 and PDE7 programs. The net proceeds may also be used to fund pre-clinical studies, capital expenditures, working capital and to otherwise advance Omeros’ potential products towards commercialization.

The securities were offered by means of a prospectus supplement dated May 9, 2013 and accompanying prospectus dated October 18, 2010, forming a part of the Company’s effective shelf registration statement (File No. 333-169856). Omeros has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Omeros has filed with the SEC for more complete information about Omeros and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Omeros will arrange to send you the prospectus if you request it by calling Omeros at 206-676-5000.

About Omeros Corporation

Omeros is a clinical-stage biopharmaceutical company committed to discovering, developing and commercializing products targeting inflammation, coagulopathies and disorders of the central nervous system. The Company’s most clinically advanced product candidates, OMS302 for lens replacement surgery and OMS103HP for arthroscopy, are derived from its proprietary PharmacoSurgery™ platform designed to improve clinical outcomes of patients undergoing a wide range of surgical and medical procedures. Omeros has five clinical development programs. Omeros may also have the near-term capability, through its GPCR program, to add a large number of new drug targets and their corresponding compounds to the market. Behind its clinical candidates and GPCR platform, Omeros is building a diverse pipeline of protein and small-molecule preclinical programs targeting inflammation, coagulopathies and central nervous system disorders.

Forward-Looking Statements

This press release contains forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, which are subject to the “safe harbor” created by those sections. These statements include, but are not limited to, statements regarding Omeros’ expectations regarding the offering announced today and the use of proceeds thereof. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, the risks, uncertainties and other factors described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2013. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.